UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

July 23, 2009
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

On2 Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-15117	84-1280679
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(518) 348-0099
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 23, 2009, On2 Technologies, Inc. (the “Company”) entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Islandia, L.P. (“Islandia”) to settle a lawsuit filed in August 2008 by Islandia against the Company in connection with the Company’s October 2004 issuance of Series D Convertible Preferred Stock pursuant to which the Company sold to Islandia 1,500 shares of Series D Convertible Preferred Stock.  As previously reported by the Company, Islandia alleged, among other things, that the Company failed to make monthly redemptions of and failed to pay certain dividends on the Series D Convertible Preferred Stock and sought damages of approximately $4.6 million plus interest and reasonable attorneys’ fees.  As of March 31, 2009, the end of the Company’s first quarter in fiscal year 2009, the Company did not record any provision associated with this lawsuit.

Pursuant to the Settlement Agreement, the Company issued a convertible note to Islandia in the principal amount of $500,000 which bears an interest rate equal to eight percent (8%) per annum paid semiannually in arrears (the “Note”).  The Note may be redeemed by the Company at any time and will become due and payable on July 23, 2010 or earlier upon a change of control.  A “change of control” is defined under the Note as (i) the acquisition, by a person, entity or group (other than the present stockholders of the Company or any of such stockholders’ subsidiaries or affiliates) of beneficial ownership, directly or indirectly, of securities representing 30% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company with any other entity resulting in the voting securities of the Company outstanding immediately prior thereto representing less than 70% of the total voting power of the entity surviving such merger or consolidation.

At the time of payment, the Note shall be payable in cash or shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the sole discretion of the Company, subject to certain conditions. If the Company opts to pay the Note in Common Stock, the conversion price will be calculated by dividing (i) the principal amount plus accrued and unpaid interest outstanding under the Note by (ii) a price per share equal to 85% of the average of the 20 trading day daily volume weighted average price of the Common Stock at the time of conversion ending one trading day prior to the date of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On2 Technologies, Inc. (REGISTRANT)

By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

Dated: July 29, 2009